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                                                             EXHIBIT 11

                                                   DIGITAL EQUIPMENT CORPORATION

                                        Computation of Net Income Per Share/(Loss) Per Share

                                                            Year Ended
______________________________________________________________________________________________________________________
                                      July 2, 1994    July 3, 1993   June 27, 1992   June 29, 1991     June 30, 1990
______________________________________________________________________________________________________________________
                                            (In Thousands Except Income Per Share Data)
Net income/(loss)........... 	      $(2,156,063)(b) $ (251,330)    $(2,795,507)(c)   $ (617,427)      $   74,393
                                       ___________    ___________    ____________      ____________	___________
                                       ___________    ___________    ____________      ____________     ___________

Net income/(loss) applicable
 to common and common
 equivalent shares..........   	      $(2,166,713)    $ (251,330)    $(2,795,507)(c)   $ (617,427)      $   74,393
                                        (a) (b)
                                      ____________    ___________    ____________      ____________     ___________
                                      ____________    ___________    ____________      ____________     ___________

Weighted-average number of
 common shares outstanding
 during the year...........  . 	          137,090        130,409         124,864          121,558	   121,745
                                      ____________    ___________    ____________      ____________     ___________
                                      ____________    ___________    ____________      ____________	___________


See page S-11 for notes to Exhibit 11.


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                                                                       	                    Exhibit 11, cont'd.


                                                            Year  Ended
______________________________________________________________________________________________________________________
                                      July 2, 1994    July 3, 1993     June 27, 1992   June 29, 1991    June 30, 1990
______________________________________________________________________________________________________________________
                                                    (In Thousands Except Income Per Share Data)

Common stock equivalents from
 application of "treasury stock"
 method to unexercised and out-
 standing stock options.........               0                 0               0               0	      3,477
				     ___________        __________      __________       __________	  _________
                                     ___________        __________      __________       __________	  _________
Total number of common and
 common equivalent shares used
 in the computation of net
 income per share...............         137,090           130,409         124,864         121,558	    125,222
                                      ___________       ___________      __________      ___________      _________
                                      ___________       ___________      __________      ___________      _________

Net income/(loss) per share.....      $   (15.80)(b)    $    (1.93)     $   (22.39)(c)   $   (5.08)	  $     .59
                                      ___________       ___________     ___________      __________       __________
                                      ___________       ___________     ___________      __________       __________

(a)  Includes dividends paid and declared on Series A 8 7/8% cumulative preferred stock totaling $10,650,000.

(b)  Net loss and net loss per share include the cumulative effect of change in accounting principles of $51,026,000 and $0.37, respectively.

(c)  Net loss and net loss per share include the cumulative effect of change in accounting principle of $485,495,000 and $3.89, respectively.

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